UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17CFR 240.13c-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

As previously disclosed in the Registrant’s Current Reports on Form 8-K filed on December 17 and 29, 2010 (the “December 8-Ks”), effective on March 1, 2011, Mr. Bensinger formally resigned from his position as Executive Vice President and Chief Financial Officer of The Hanover Insurance Group, Inc. (the “Company”). On such date, David Greenfield formally succeeded Mr. Bensinger and was elected Executive Vice President, Chief Financial Officer, and will serve as the Company’s principal financial and accounting officer. Additional information regarding Mr. Greenfield and certain compensatory arrangements the Company entered into with Mr. Greenfield and Mr. Bensinger, respectively, are set forth in the December 8-Ks.

Compensatory Arrangements of Certain Officers

At meetings of the Compensation Committee (the “Committee”) and Committee of Independent Directors (the “CID”) of the Board of Directors held on February 28, 2011, the following actions were taken with respect to the compensation of the Company’s Chief Executive Officer (“CEO”) and other “named executive officers” (as that term is defined in Item 402 of Regulation S-K) of the Company.

Approval of 2010 Executive Short-Term Incentive Compensation Program Awards

The Committee approved (and, with respect to the CEO, such decision was ratified by the CID) the 2010 Executive Short-Term Incentive Compensation Program (the “2010 IC Program”) awards for the Chief Executive Officer and other named executive officers (“NEOs”). The following table lists 2010 IC Program awards for our CEO and the NEOs identified below:

Executive Officer	Title	2010
Frederick H. Eppinger	President and CEO	$877,800
Marita Zuraitis	EVP–President, P&C Companies	$450,000
J. Kendall Huber	EVP and General Counsel	$252,000
Gregory Tranter	EVP, Chief Information Officer and Chief Operations Officer	$187,000

Approval of the 2011 Executive Short-Term Incentive Compensation Program

The Committee also approved (and, with respect to the CEO, such decision was ratified by the CID) the 2011 Executive Short-Term Incentive Compensation Program (the “2011 IC Program”) for the Chief Executive Officer and for certain other executives, including the Company’s other NEOs. The 2011 IC Program was established pursuant to the Company’s shareholder approved 2009 Short-Term Incentive Compensation Plan (filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K). Individual awards for the NEOs provide for target awards ranging from 65% to 120% of base salary. The actual amount of the award, however, may range from zero to a maximum of 200% of target, based on the Company achieving certain levels of adjusted operating earnings from the property and casualty business units (adjusted segment income). The actual amount of each executive officers’ award, however, is dependent on the level of achievement of the Company’s performance targets, such executive officer’s individual performance and such other factors as the Committee may determine, but in no event may any such award exceed the amount determined in accordance with the pre-established adjusted segment income performance metric. For 2011, awards, if any, are payable in the first fiscal quarter of 2012.

Approval of the 2011 Long-Term Incentive Program

The Committee also approved (and, with respect to the CEO, such decision was ratified by the CID) the 2011 Long-Term Incentive Program (the “2011 LTIP”) for the Chief Executive Officer and for certain of the Company’s other NEOs. The 2011 LTIP was established pursuant to the Company’s 2006 Long-Term Incentive Plan (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K) (the “2006 Plan”). As applied to the NEOs, the 2011 LTIP provides for awards of performance-based restricted stock units (“PBRSUs”), time-based restricted stock units (“RSUs”), and Stock Options (“Options”).

The PBRSUs vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, but only if the Company achieves a specified three-year average (i) adjusted segment return on equity, and (ii) adjusted net written premium growth rate, for the years 2011-2013. Participants must be employees of the Company as of the vesting dates for the PBRSUs to vest, except as otherwise provided with regard to death, disability or change-in-control. The actual PBRSU award may be as low as zero, and as high as 133% of the target award, based on the average return on equity and net written premium growth rate actually achieved for the performance period.

The RSUs vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant. Participants must be employees of the Company as of the vesting dates for the RSUs to vest, except as otherwise provided with regard to death, disability or change-in-control.

The Options vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant. Participants must be employees of the Company as of the vesting dates for the Options to vest, except as otherwise provided with regard to disability or change-in-control. Each Option has a ten year term and an exercise price of $46.47 per share, which was the closing price per share of THG’s common stock as reported on the New York Stock Exchange on the date of grant (February 28, 2011).

The following table sets forth the number of PBRSUs (at target), RSUs and Options granted to the following executive officers.

Executive Officer	Title	PBRSUs	RSUs	Options
Frederick H. Eppinger	President and CEO	13,000	13,000	100,000
Marita Zuraitis	EVP–President, P&C Companies	6,250	6,250	45,000
David Greenfield	EVP, Chief Financial Officer	6,750	*	*
J. Kendall Huber	EVP and General Counsel	2,500	2,500	20,000
Gregory Tranter	EVP, Chief Information Officer and Chief Operations Officer	2,750	2,750	20,000

*	In connection with Mr. Greenfield’s offer letter dated December 15, 2010, on such date Mr. Greenfield was granted 6,750 RSUs and options to purchase 22,500 shares of THG Common Stock with an exercise price of $47.41 per share.

Item 8.01	Other Events

The Board of Directors of The Hanover Insurance Group, Inc. has fixed (i) May 17, 2011 as the date for the 2011 Annual Meeting of Shareholders, and (ii) March 23, 2011 as the record date for determining the shareholders of the Company entitled to notice of and to vote at such Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date: March 2, 2011	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General
Counsel and Asst. Secretary

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